UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 14, 2007

Noven Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17254	59-2767632
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11960 S.W. 144th Street, Miami, Florida		33186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-253-5099

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

(a) On August 14, 2007, Noven Pharmaceuticals, Inc. ("Noven") entered into a Non-Competition Agreement (the "Non-Competition Agreement") with Phillip M. Satow. The Non-Competition Agreement was entered into upon the completion of Noven’s acquisition of JDS Pharmaceuticals, LLC ("JDS"), which is described in greater detail in Item 2.01 of this report. The Non-Competition Agreement restricts Mr. Satow’s ability to become "associated with" (as such term is defined in the Non-Competition Agreement) any business that is engaged in the acquisition, manufacture, development or sale of pharmaceutical or biotechnology products that compete with any JDS products that are sold or are under active development during the three-year period commencing on August 14, 2007, the date on which Noven completed its acquisition of JDS (the "Closing Date"). During this three-year period, Mr. Satow also agrees not to (1) solicit, call upon or sell, indirectly or directly, to any purchaser (including prospective purchasers) or distributor of Noven’s or JDS’s products, for the purpose of inducing such purchaser or distributor to purchase a product that competes with any JDS product, (2) solicit any person (subject to limited exceptions) to leave the employ of Noven or JDS, or (3) induce any supplier, vendor, consultant or contractor of Noven or JDS to terminate or negatively alter its relationship with Noven or JDS. In accordance with the Non-Competition Agreement, Mr. Satow received on the Closing Date stock-settled stock appreciation rights ("SARs") with respect to 44,297 shares of Noven common stock, which reflects an aggregate Black-Scholes value equal to $265,200. All such SARs are fully vested upon grant and are exercisable at an exercise price of $16.67 per share for a period of seven years from the grant date. A copy of the Non-Competition Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

(b) In connection with the completion of Noven’s acquisition of JDS, Mr. Satow also entered into a Consulting Agreement with JDS on August 14, 2007 (the "Consulting Agreement"). The Consulting Agreement has a term of one year from the Closing Date. Under the Consulting Agreement, Mr. Satow agrees to provide such consulting services with respect to JDS’s business as may be reasonably requested by Noven. Mr. Satow will be paid a service fee of $250 per hour of consulting services rendered and will be reimbursed for the necessary and reasonable expenses he may incur in the performance of his services. The Consulting Agreement provides that, unless otherwise agreed to by the parties, Mr. Satow is not required to provide consulting services under the Consulting Agreement for more than 20 hours a week during the first three months of the term, 15 hours a week for the next three months of the term, and 10 hours a week for the final six months of the term, in each case not including any travel time. The Consulting Agreement further provides that, regardless of the number of hours actually billed by Mr. Satow, he will generally be paid for a minimum of 10 hours a week during the first three months of the term, 7.5 hours a week for the second three months of the term, and 5 hours a week for the final six months of the term. The Consulting Agreement includes provisions regarding secretarial support for Mr. Satow as well as customary provisions regarding confidentiality and proprietary information. A copy of the Consulting Agreement is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 14, 2007, in accordance with the terms of the Agreement and Plan of Merger, dated July 9, 2007 (the "Merger Agreement"), among Noven, Noven Acquisition, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Noven ("Merger Sub"), JDS, and Satow Associates, LLC, solely in its capacity as representative of the equity holders of JDS (the "Member Representative"), Noven completed its acquisition of JDS pursuant to a merger in which Merger Sub merged with and into JDS (the "Merger"), with JDS continuing as the surviving company and as an indirect wholly owned subsidiary of Noven following the Merger.

The purchase price for the acquisition was $125 million cash paid at closing to the holders of the outstanding equity interests of JDS (the "Merger Consideration"), plus the assumption of approximately $10 million in net non-contingent liabilities. A portion of the Merger Consideration in an amount equal to $10 million was placed in an escrow account with Wells Fargo Bank, N.A., as escrow agent, from the effective time of the Merger until December 31, 2008 to satisfy post-closing indemnity claims by Noven in connection with the Merger Agreement as well as certain expenses incurred by the Member Representative. The Merger Consideration, which Noven funded from cash and short-term investments, was paid to the Member Representative for the benefit of holders of outstanding equity interests of JDS prior to the Merger.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on Noven’s Report on Form 8-K filed on July 10, 2007, Phillip M. Satow was appointed to Noven’s Board of Directors by members of the Board effective upon the completion of Noven’s acquisition of JDS on August 14, 2007. Mr. Satow is not expected to serve on any of the independent committees of the Board and will be compensated for his services on the Board in the same manner as the other non-employee directors.

In connection with the completion of Noven’s acquisition of JDS, Mr. Satow also entered into the Non-Competition Agreement and the Consulting Agreement more fully described in Item 1.01 of this report.

Michael Satow, President, Chief Operating Officer and co-founder of JDS and the son of Phillip Satow, remains an employee of JDS following the completion of the Merger pursuant to the terms of a Non-Competition and Employment Agreement among Noven, JDS and Michael Satow effective as of August 14, 2007 (the "Employment Agreement"). Under the Employment Agreement, JDS agrees to employ Michael Satow for a period of six months from the Closing Date (the "Retention Period") at the same rate of base salary as in effect immediately prior to the Closing Date, which was $265,200 per year. He is also entitled to a bonus for JDS’s 2007 fiscal year of no less than $63,000 and a lump sum payment of $132,600 (together, the "Bonus Payments"), subject to his continued employment with JDS through the end of the Retention Period. In the event Michael Satow’s employment with JDS is terminated prior to the end of the Retention Period by JDS without "cause" (as defined in the Employment Agreement) or by Michael Satow due to a decrease in base salary or a relocation by more than 35 miles from his current office location, Michael Satow will receive payment of the Bonus Payments and the base salary payments that would have been paid had his employment continued until the end of the Retention Period. The Employment Agreement also provides that Michael Satow will receive a lump sum cash payment of $265,200 no later than thirty business days after the Closing Date. In connection with these payments and benefits, the Employment Agreement also restricts Michael Satow’s ability to become "associated with" (as such term is defined in the Employment Agreement) any business that is engaged in the acquisition, manufacture, development or sale of pharmaceutical or biotechnology products that compete with any JDS products that are sold or are under active development during the two-year period commencing on the Closing Date. During this two-year period, he also agrees not to (1) solicit, call upon or sell, indirectly or directly, to any purchaser (including prospective purchasers) or distributor of Noven’s or JDS’s products, for the purpose of inducing such purchaser or distributor to purchase a product that competes with any JDS product, (2) solicit any person (subject to limited exceptions) to leave the employ of Noven or JDS, or (3) induce any supplier, vendor, consultant or contractor of Noven or JDS to terminate or negatively alter its relationship with Noven or JDS. A copy of the Employment Agreement is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01 Other Events.

On August 15, 2007, Noven issued a press release, a copy of which is filed as Exhibit 99.2 to this report, announcing the completion of Noven’s acquisition of JDS.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed pursuant to an amendment to this report within 71 calendar days after the date on which this report is required to be filed.

(b) Pro forma financial information.

Pro forma financial information required by Item 9.01(b) of Form 8-K will be filed pursuant to an amendment to this report within 71 calendar days after the date on which this report is required to be filed.

(d) Exhibits

Exhibit No. Description
___________________________________________________________________________

2.1 Agreement and Plan of Merger, dated as of July 9, 2007, by and among Noven Pharmaceuticals, Inc., Noven Acquisition, LLC, JDS Pharmaceuticals, LLC, and Satow Associates, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Noven Pharmaceuticals, Inc. filed on July 10, 2007).

10.1 Non-Competition Agreement between Noven Pharmaceuticals, Inc. and Phillip Satow, dated as of August 14, 2007.

10.2 Consulting Agreement between JDS Pharmaceuticals, LLC and Phillip Satow, dated as of August 14, 2007.

99.1 Non-Competition and Employment Agreement among Noven Pharmaceuticals, Inc., JDS Pharmaceuticals, LLC, and Michael Satow, dated as of August 14, 2007.

99.2 Press release issued by Noven Pharmaceuticals, Inc., dated August 15, 2007.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noven Pharmaceuticals, Inc.

August 20, 2007	By:	/s/ Jeff Mihm

Name: Jeff Mihm
Title: Vice President, General Counsel and Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Non-Competition Agreement between Noven Pharmaceuticals, Inc. and Phillip Satow, dated as of August 14, 2007.
10.2	Consulting Agreement between JDS Pharmaceuticals, LLC and Phillip Satow, dated as of August 14, 2007.
99.1	Non-Competition and Employment Agreement among Noven Pharmaceuticals, Inc., JDS Pharmaceuticals, LLC, and Michael Satow, dated as of August 14, 2007.
99.2	Press release issued by Noven Pharmaceuticals, Inc., dated August 15, 2007.